                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of Owens-Illinois, Inc. for the registration of $4 billion of debt securities, preferred stock and common stock of our report dated March 28, 1997, with respect to the consolidated financial statements of AVIR S.p.A. as of and for the year ended December 31, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated May 9, 1997.

ARTHUR ANDERSEN S.p.A.

Milan, Italy
March 6, 1998